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                                                                    EXHIBIT 6(a)

                          STATE BOARD OF INSURANCE
                                STATE OF TEXAS

                            (STATE OF TEXAS SEAL)

As the chief executive and administrative officer of the State Board of Insurance, the Commissioner of Insurance is the official custodian of the records of the agency. TEX. INS. CODE ANN. art. 1.09a, Texas Open Records Act TEX. REV. CIV. STAT. ANN. art. 6252-17a Section 5(a). Pursuant to the power vested in the Commissioner under article 1.09(g), the Commissioner authorizes such deputies as are necessary to carry out the provisions of the Open Records Act.

As a duly authorized representative of the Commissioner of Insurance, I hereby certify that the hereunto attached document is a true, complete and correct copy of:

The Amended and Restated Articles of Incorporation for THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, Houston, Texas, and Commissioner's Order No. 89-1437 together consisting of eight (8) pages.

Be it known that the official records of the State Board of Insurance contain a copy of aforesaid instrument.

WITNESS MY HAND, and the seal of the Texas State Board of Insurance, this 25th day of September, 1989

                                         A. W. POGUE
                                         COMMISSIONER OF INSURANCE

                                         By: /s/ BEVERLY McVEY
                                             -----------------------------------


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No. 89 - 1437

                               OFFICIAL ORDER
                                   of the
                          COMMISSIONER OF INSURANCE
                                   of the
                               STATE OF TEXAS
                                AUSTIN, TEXAS
                               Date SEP 20 1989

Subject Considered: THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
                               Houston, Texas

                              CHARTER AMENDMENT

General remarks and official action taken:

On this day came on for consideration by the Commissioner of Insurance the application of approval of an amendment to the charter of THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, Houston, Texas, changing the street address of the home office of the company from 2727 Allen Parkway, Houston, Texas to 2929 Allen Parkway, Houston, Harris County, Texas 77019. Since the charter amendment involves only a change of the street address of the home office of the company to another location in Houston, a new Certificate of Authority is not needed and a hearing is not required by law.

Action by the Board of Directors and Shareholders, as required and permitted by TEX. INS. CODE art. 3.05 and TEX. BUS. CORP. ACT arts. 4.02, 4.04 and 9.10, has been evidenced to the Commissioner of Insurance and the amendment is properly supported by the required documents.

Based upon the evidence submitted, it is hereby ordered that such amendment be, and the same is hereby, approved.

                                                     /s/ A. W. POGUE
                                                     ---------------------------
                                                     A. W. POGUE
                                                     COMMISSIONER OF INSURANCE

RECOMMENDED BY:

/s/ JACK EVINS
----------------------------
JACK EVINS
SPECIAL DEPUTY COMMISSIONER
LICENSING GROUP
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               AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                     for

                 THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

1.  The Variable Annuity Life Insurance Company, pursuant to the provisions of
    Article 3.05 of the Insurance Code of Texas and Article 4.07 of the Texas Business Corporation Act hereby adopts Amended and Restated Articles of Incorporation containing all amendments thereto that are in effect to date, and as further amended by such Amended and Restated Articles of Incorporation as hereinafter set forth, and which contain no other change in any provision thereof.

2. Article II of the Company's Amended and Restated Articles of Incorporation is amended as follows:

                                   ARTICLE II

           The location of the home office of the corporation is 2929 Allen Parkway, Houston, Harris County, Texas 77019.

3. Each such amendment made by these Amended and Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such amended and restated articles of incorporation, and each such amendment made by the amended and restated articles of incorporation were duly adopted by the shareholders of the corporation, the amendment to Article IV being adopted by the shareholders on the 7th day of December, 1987 and the amendment to Article II being adopted by the shareholders on the 28th day of April, 1989.
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4.  The number of shares of the corporation outstanding at the time of such adoption was 3,850,000; and the number of shares entitled to vote thereon was 3,850,000. The number of shares voted for such Amended and Restated Articles was 3,850,000.

5. The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Amended and Restated Articles of Incorporation which accurately copy the entire text thereof and as amended as above set forth:


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                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       of
                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

                         Effective as of April 28, 1989

                                   ARTICLE I

    The name of the corporation is The Variable Annuity Life Insurance Company.

                                   ARTICLE II

   The location of the home office of the corporation is 2929 Allen Parkway, Houston, Harris County, Texas 77019.

                                  ARTICLE III

   The corporation proposes to transact business as a life, health and accident insurance company as provided in Chapter Three of the Insurance Code of Texas, as presently existing and as the same may hereafter be amended, including, without limitation, the sale, issue, delivery and use of variable annuity contracts, on an individual and a group basis, and in connection therewith the establishment and operation of one or more separate variable annuity accounts; and to do and perform any lawful act incident thereto.

                                   ARTICLE IV

(a) The aggregate number of shares of stock which the corporation shall have authority to issue is seven million (7,000,000) shares, consisting of two million (2,000,000) shares of Preferred Stock of the par value of One Dollar ($1.00) per share ("Preferred Stock") and five million (5,000,000) shares of Common Stock of the par value of One Dollar ($1.00) per share ("Common Stock"), of which at least fifty per cent (50%,), including the minimum amount of capital ($100,000) prescribed by Article 3.02 of the Insurance Code of Texas, has been subscribed and fully paid for. The minimum amount of capital consists only of those assets prescribed by
    Article 3.02 of the Insurance Code of Texas, as amended.

(b) The Board of Directors is hereby expressly vested with the authority to adopt a resolution or resolutions providing for the issue of authorized but unissued shares of Preferred Stock, which shares may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The rights, voting rights, designations, preferences, and the relative, participating, optional or other rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, of such preferences and/or rights (collectively the "Series Terms"), shall be such as are stated and expressed in a resolution or resolutions providing for the creation or revision of such Series Terms adopted by the Board of Directors (a "Directors' Resolution"). The Board shall have the power and authority,
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to the fullest extent permissible under the Texas Business Corporation Act (the
"Act") as currently in effect or as amended, to determine and establish by Directors' Resolution, the Series Terms of a particular series, including, without limitation, determination of the following:

(1) The number of shares constituting that series and the distinctive designation of that series, or any increase or decrease (but not below the number of shares thereof then outstanding) in such number;

(2) The dividend rate on the shares of that series; whether such dividends, if any, shall be cumulative, noncumulative, or partially cumulative, and, if cumulative or partially cumulative, the date or dates from which dividends payable on such shares shall accumulate; and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether that series shall have conversion privileges with respect to shares of any other class or classes of stock or of any other series of any class of stock, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon occurrence of such events as the Board of Directors shall determine;

(5) Whether the shares of that series shall be redeemable at the option of either the corporation or the holder, and, if so, the terms and conditions of such redemption, including relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6) Whether the corporation shall have any repurchase obligation with respect to the shares of that series, and, if so, the terms and conditions of such obligation, subject, however, to the limitations of the Act;

(7) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(8) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

(9) The conditions or restrictions upon the creation of indebtedness of the corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation;


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    (10)     The conditions or restrictions with respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distribution of assets upon liquidation;

    (11) The relative priority of each series of Preferred Stock in relation to other series of Preferred Stock with respect to dividends or distribution of assets upon liquidation; and

    (12) Any other designations, powers, preferences and rights, including, without limitation, any qualifications, limitations or restrictions thereof.

    Any of the Series Terms, including voting rights, of any series may be made dependent upon facts ascertainable outside the Articles of Incorporation and the Directors' Resolution, provided that the manner in which such facts shall operate upon such Series Terms is clearly and expressly set forth in the Directors' Resolution. The Series Terms may vary between series of Preferred Stock in any and all respects so long as all shares of the same series are identical in all respects.

    Subject to the provisions of this Article IV, shares of one or more series of Preferred Stock may be authorized or issued from time to time as shall be determined by and for such consideration as shall be fixed by the Board of Directors, in an aggregate amount not exceeding the total number of shares of Preferred Stock authorized by the Articles of Incorporation.

    Notwithstanding the authority of the Board of Directors to determine and establish the Series Terms of a particular series, all shares of Preferred Stock shall rank senior to all shares of Common Stock with respect to priority of payment of dividends or distribution of assets upon liquidation.

(c) The Common Stock shall rank junior to the Preferred Stock and is subject to all rights, privileges, preferences and priorities of the Preferred Stock as set forth herein or as set forth in any Directors' Resolution providing for the issuance of any series of Preferred Stock. Subject to all rights of the Preferred Stock, dividends may be paid on the Common Stock as and when declared by the Board of Directors of the corporation out of any funds of the corporation legally available for the payment thereof. After payment shall have been made in full to the holders of the Preferred Stock in the event of any liquidation, dissolution or winding up of the affairs of the corporation, the remaining assets and funds of the corporation shall be distributed to the holders of Common Stock according to their respective shares. The holders of shares of Common Stock shall possess full voting power for the election of directors and for all other purposes, each holder of Common Stock on the date fixed for determining shareholders entitled to vote being entitled to one vote for each share of Common Stock held of record by such holder."

                                   ARTICLE V

   The period of time for which the corporation is to exist is five hundred
(500) years.


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                                 ARTICLE VI

   No holder of shares of stock of the corporation shall have any preemptive right to subscribe for or acquire additional shares of stock of the corporation, whether such shares shall be hereby or hereafter authorized; and no holder of shares of stock of the corporation shall have any right to acquire any shares of stock which may be held in the treasury of the corporation. All such additional or treasury shares may be sold for such consideration, at such time, and to such person or persons as the Board of Directors may from time to time determine.

                                  ARTICLE VII

   Cumulative voting of shares of stock in the election of directors is prohibited.

                                  ARTICLE VIII

   The Board of Directors is expressly authorized to alter, amend, or repeal the bylaws or to adopt new bylaws.

                                   ARTICLE IX

   Each director, officer and former director or officer of the corporation, and any person who may have served or who may hereafter serve at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, is hereby indemnified by the corporation against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been a director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other right to which such director, officer or person may be entitled under any bylaws, amendment, vote of stockholders, or otherwise.

                                   ARTICLE X

   The Board of Directors from time to time, by resolution duly adopted at any regular or special meeting, may establish one or more separate variable annuity accounts pursuant to Section 7 of Article 3.72 of the Insurance Code of Texas, as presently existing and as the same may hereafter be amended, for the purpose of receiving, holding, investing and reinvesting amounts received in connection with individual or group variable annuity contracts issued by the corporation or by any life insurance company which was a predecessor to, or which has been acquired by, the corporation. With respect to each such separate account, such resolution shall authorize and direct the officers of the corporation to do all of the acts and things necessary or appropriate to cause each such separate account to be registered under the Investment Company Act of 1940 of the United States as a unit investment trust investment company or as a diversified, open-end management investment company, to make application for and obtain such exemptions under such act as may be necessary or appropriate, and to file and cause to become effective such registration statements under the Securities Act of 1933 of the United States as may be necessary or appropriate. With respect



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to each such separate account, such resolution shall also make provisions for rules regarding the regulation and management of the affairs of the separate account; if appropriate, for a Board of Managers with certain duties and powers regarding the separate account; for the rendering of investment, underwriting, accounting and administrative services to the separate account; if appropriate, for special voting rights and procedures for the owners of and participants under variable annuity contracts issued in connection with the separate account to give them jurisdiction over matters relating to investment policies, investment advisory services, underwriting services and the selection of certified public accountants in relation to the administration of the separate account, and in order to comply with the Investment Company Act of 1940 of the United States and such other requirements of federal law as may be applicable to the separate account; and for the sale, issue, delivery and use by the corporation of individual and group variable annuity contracts under the terms of which amounts received in connection therewith and required to be allocated or applied to the separate account.

Dated 28th day of July, 1989.

                                     THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

                                     By: /s/ STEPHEN D. BICKEL
                                         ---------------------------------------
                                         STEPHEN D. BICKEL President

                                     By: /s/ WILLIAM A. WILSON
                                         ---------------------------------------
                                         WILLIAM A. WILSON
                                         Vice President and General Counsel

STATE OF TEXAS           )
                         )
COUNTY OF HARRIS         )

   I, Karen V. Shanklin, a notary public, do hereby certify that on this 28th day of July, 1989, personally appeared before me Stephen D. Bickel and William
A. Wilson, who being by me first duly sworn, declared that they were the President and Vice President and General Counsel, respectively, of The Variable Annuity Life Insurance Company, and that they signed the foregoing document as officers of the said corporation and that the statements contained therein are true.


                                          /s/ KAREN V. SHANKLIN
                                          --------------------------------------
                                          Notary Public in and for
                                          Harris County, Texas

                                          KAREN V. SHANKLIN NOTARY PUBLIC IN AND
(Seal)                                    FOR THE STATE OF TEXAS. MY COMMISSI0N
                                          EXPIRES 9-19 1989.




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